UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 1, 2015

AUBURN NATIONAL BANCORPORATION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26486	63-0885779
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Gay Street, P.O. Drawer 3110, Auburn, Alabama 36831-3110

(Addresses of Principal Executive Offices, including Zip Code)

(334) 821-9200

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2015, Auburn National Bancorporation, Inc. (the “Company”) announced the appointment of James Walker as Senior Vice President, Chief Accounting Officer of the Company and its wholly-owned banking subsidiary, AuburnBank (the “Bank”). In this position, Mr. Walker will serve as the Company’s principal accounting officer.

Prior to joining the Company, Mr. Walker, worked for Carr, Riggs, & Ingram, LLC, (“CRI”) a regional public accounting firm, since 2004. At CRI, Mr. Walker served in various roles, most recently as a partner in the firm’s audit practice. Mr. Walker worked with clients in various industries at CRI, including banks, insurance companies, and not-for-profits. Prior to CRI, Mr. Walker worked at KPMG LLP where he served in various roles from 2000 to 2004, most recently as a manager in the audit practice specializing in the financial services industry. Mr. Walker, age 46, is a Certified Public Accountant.

Also, effective December 1, 2015, David A. Hedges was appointed Executive Vice President, Chief Financial Officer. Prior to this appointment, Mr. Hedges served as Senior Vice President, Controller and Chief Financial Officer of the Company and the Bank since April 2014 and various other positions with the Company and the Bank since 2006. Mr. Hedges will no longer serve as the Company’s principal accounting officer, but will remain the Company’s principal financial officer. Mr. Hedges, age 37, is a Certified Public Accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUBURN NATIONAL BANCORPORATION, INC.
(Registrant)

/s/ E.L. Spencer, Jr.
E.L. Spencer, Jr.
Chairman, President and Chief Executive Officer

Date: December 1, 2015